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                                                                     EXHIBIT 1.1

                          Opinion Research Corporation

                                [________] Shares

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                   [_____], 2005

Friedman, Billings, Ramsey & Co., Inc.
as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, Virginia  22209

Ladies and Gentlemen:

      Opinion Research Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of the Underwriters listed on Schedule I hereto (collectively, the "Underwriters"), for whom Friedman, Billings, Ramsey & Co., Inc. is acting as representative (in such capacity, the "Representative"), with respect to the sale by the Company of [_________] shares (the "Initial Shares") of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), and the purchase by the Underwriters, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule I hereto. The Company also confirms the grant of the option described in Section 1(b) hereof to purchase all or any part of [______] additional shares of Common Stock to cover over-allotments (the "Option Shares"), if any, from the Company to the Underwriters, acting severally and not jointly. The Initial Shares of Common Stock to be purchased by the Underwriters and all or any part of the Option Shares of Common Stock subject to the option described in Section l(b) hereof are hereinafter called, collectively, the "Shares."

      The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-119875) and a related preliminary prospectus for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all exhibits, financial schedules and information deemed (whether by incorporation by reference or otherwise) to be a part of the registration statement
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at the time it became effective pursuant to Rule 430A(b) of the Securities Act
Regulations or otherwise) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof or supplements thereto, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriters pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the prospectus in the form included in the Registration Statement at the time of effectiveness, or if Rule 430A of the Securities Act Regulations is relied upon, the term "Prospectus" shall also include the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations, and any amendments thereof or supplements thereto. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

      The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Underwriters deem advisable after the effective date of the Registration Statement and this Agreement has been executed and delivered. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes any amendments or supplements thereto to the Underwriters).

            The Company and the Underwriters agree as follows:

1.    Sale and Purchase.

      (a) Initial Shares. Upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share of [________], the Company agrees to sell to the Underwriters the number of Initial Shares set forth in Schedule I opposite its name, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Initial Shares set forth in Schedule I opposite such Underwriter's name, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price after the public offering to such extent as the Underwriters may determine.

      (b) Option Shares. In addition, upon the basis of the warranties and representations and other terms and conditions herein set forth, at the purchase price per share


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set forth in paragraph (a), the Company hereby grants an option to purchase all or any part of the [_______] Option Shares to the Underwriters. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Representative to the Company setting forth the number of Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Shares. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than ten full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase the number of Option Shares which the Company has been advised by the Representative have been attributed to such Underwriter or, if the Company has not been so advised, that proportion of the total number of Option Shares then being purchased which the number of Initial Shares set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Shares, plus any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The Underwriters may from time to time increase or decrease the public offering price of the Option Shares after the public offering to such extent as the Underwriters may determine.

2.    Payment and Delivery.

      (a) Initial Shares. The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of The Depository Trust Company ("DTC") for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior notice. To the extent the Representative requests that the Initial Shares be delivered in certificated form and not in book entry through the facilities of DTC, the Company will cause the certificates representing the Initial Shares to be made available for checking and packaging at least twenty-four hours prior to the Closing Time (as defined below) with respect thereto at the office of the Representative, 1001 19th Street North, Arlington, Virginia 22209, or at the office of DTC or its designated custodian, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Representative and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time."

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      (b) Option Shares. Any Option Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to the Representative, including, at the option of the Representative, through the facilities of DTC for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representative by the Company upon at least forty-eight hours' prior notice. To the extent the Representative requests that the Option Shares be delivered in certificated form and not in book entry through the facilities of DTC, the Company will cause the certificates representing the Option Shares to be made available for checking and packaging at least twenty-four hours prior to the Date of Delivery with respect thereto at the Designated Office. The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Representative in the notice given by the Representative to the Company of the Underwriters' election to purchase such Option Shares or on such other time and date as the Company and the Representative may agree upon in writing.

3.    Representations and Warranties of the Company.

      The Company represents and warrants to each Underwriter that:

      (a) The subsidiaries listed on Schedule II attached hereto are the only subsidiaries of the Company (each a "Subsidiary"). The Company and its Subsidiaries each have been duly incorporated or organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization with full power and authority to own, lease, license and operate their respective assets and properties and to conduct their respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

      (b) the Company and all of its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses, and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified or licensed and in good standing, individually and in the aggregate, would not have a material adverse effect on the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect"); except as disclosed in the Prospectus, no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary's capital stock or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary's property or assets to the Company or to any other Subsidiary; other than as

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disclosed in the Prospectus, the Company does not control or own, directly or indirectly, any capital stock or other equity securities of any other corporation (other than the Subsidiaries) or any ownership interest in any partnership, joint venture or other association;

      (c) the Company and its Subsidiaries, and, to the Company's knowledge, each of the officers and directors of the Company and the Subsidiaries, in their capacity as such, are in compliance in all respects with all applicable laws, rules, regulations, orders, decrees and judgments, including, without limitation, those relating to fiduciary obligations of directors, transactions with affiliates, and the Sarbanes-Oxley Act of 2002, as amended, and except where the failure to be so in compliance could not reasonably be expected to have a Material Adverse Effect;

      (d) neither the Company nor its Subsidiaries is in breach or violation of or in default (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) under any term or provision of its respective certificate of incorporation or charter or by-laws, or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of them or their respective properties is bound, except, in the case of clause (ii) only, for such breaches or defaults, individually and in the aggregate, which would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, and consummation of any of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under the caption "Use of Proceeds" will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with, or result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), or require any consent or waiver under, (a) any provision of the certificate of incorporation or charter or by-laws of the Company or its Subsidiaries; (b) any provision of any franchise, permit, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected; or (c) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or its Subsidiaries, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or its Subsidiaries, except in the case of clauses (b) or (c) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries;

      (e) all necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company

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enforceable in accordance with its terms, except as may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification and contribution provisions of Section 9 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

      (f) no approval, authorization, consent, license, permit, certificate or order of or filing by or with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the Company's execution, delivery and performance of this Agreement, its consummation of the transactions contemplated hereby, and its sale and delivery of the Shares, other than (A) such as have been obtained and are in full force and effect, or will have been obtained and will be in full force and effect at the Closing Time or the relevant Date of Delivery, as the case may be, under the Securities Act, (B) such approvals as have been obtained and are in full force and effect in connection with the approval of the quotation of the Shares on the Nasdaq National Market, (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, and (D) where the failure to obtain any such approval, authorization, consent, license, permit, certificate or order could not reasonably be expected to affect adversely in any material respect the transactions contemplated by this Agreement or to have a Material Adverse Effect.

      (g) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents, permits, certificates and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary licenses, authorizations, consents, permits, certificates and approvals from other persons, required in order to own, lease and license their respective assets and properties and conduct their respective businesses as described in the Prospectus, all of which are valid and in full force and effect, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such licenses, authorizations, consents, permits, certificates or approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the Prospectus, except such accreditations or certifications as have been obtained by the Company and are in full force and effect and except to the extent that the failure to have such accreditations or certifications could not reasonably be expected to have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has received any notice regarding a possible violation, default or revocation of, and, to the Company's knowledge, neither the Company nor any of its Subsidiaries is in violation of or in default under, any such license, authorization, consent, permit, certificate or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or its Subsidiaries the effect of which could be material and adverse to the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; to the Company's knowledge, no event has occurred that allows, or after notice or lapse of time

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would allow, revocation or termination of any such license, authorization, consent, permit, certificate or approval or results in any other material impairment of the rights of the Company or any Subsidiary thereunder; and no such license, authorization, consent, permit, certificate or approval contains a materially burdensome restriction that is not adequately disclosed in the Registration Statement and the Prospectus;

      (h) the Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization;" all of the issued and outstanding shares of capital stock of the Company and its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and none of them was issued in violation of any preemptive or other similar right, and all of the outstanding shares of capital stock of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; all securities issued by the Company, its Subsidiaries or any trust established by the Company or its Subsidiaries, have been issued and sold by the Company, its Subsidiaries or any trust established by the Company or its Subsidiaries, as the case may be, in compliance with (x) all applicable federal and state securities laws, (y) the laws of the applicable jurisdiction of incorporation of the issuing entity and
(z) to the extent applicable, the requirements of the Nasdaq National Market; except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or its Subsidiaries convertible into or exchangeable for any capital stock of the Company or the Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations, commitments, plans or arrangements of the Company or the Subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options; there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company is a party or bound;

      (i) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the use of the Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Securities Act Regulations has been or will be made in the manner and within the time period required by such Rule 424(b);

      (j) the Preliminary Prospectus and the Registration Statement comply and the Prospectus and any further amendments or supplements thereto will, when they have become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission promulgated thereunder; the Registration Statement did not,

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and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date and at the Closing Time and on each Date of Delivery (if any), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters through the Representative to the Company expressly for use in the Registration Statement or the Prospectus (that information being limited to that described in the last sentence of the first paragraph of Section 9(c) hereof);

      (k) all information furnished in writing to the Underwriters by the Company for use in the preparation of the documents to be filed with the National Association of Securities Dealers, Inc. or state securities or blue sky authorities is true and correct and does not contain an untrue statement of a material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

      (l) the Preliminary Prospectus was and the Prospectus delivered to the Underwriters for use in connection with this offering will be identical to the versions of the Preliminary Prospectus and Prospectus created to be transmitted to the Commission for filing via the Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T;

      (m) all legal or governmental proceedings, contracts, leases or documents of a character required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus have been so filed, summarized or described as required; the summaries and descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown; each agreement described in the Registration Statement and the Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or the Subsidiary party thereto in accordance with its terms, except as may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

      (n) there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign

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governmental or regulatory commission, board, body, authority, arbitral panel or agency which is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed;

      (o) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the entities to which such financial statements relate (the "Covered Entities") as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements and related notes have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission and all adjustments necessary for a fair presentation of the results for such periods have been made; the amounts in the Prospectus under the captions "Prospectus Summary - Summary Financial Data" and "Selected Financial Data" present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus;

      (p) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, were during the periods covered by their reports independent registered public accountants with respect to the Company as required by the Securities Act and the Securities Act Regulations; Grant Thornton LLP, which the Company engaged on August 12, 2004, is an independent registered public accounting firm with respect to the Company.

      (q) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material adverse change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, as to which negotiations have commenced or which has been entered into by the Company or any of its Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, which is material to the Company and its Subsidiaries taken as a whole, (D) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any redemption, purchase or other acquisition by the Company (or agreement to do any of the foregoing) of any shares of its capital stock, (E) any issuance of any securities of the Company other than pursuant to the stock option plans and stock purchase plans described in the Prospectus or
(F) any loss or interference with the Company or its Subsidiaries' assets, business or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which is material to the Company and its Subsidiaries taken as a whole;

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      (r) except as set forth in the Prospectus and except for Allied Capital
Corporation and Allied Investment Corporation, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement, which rights have not been waived by the holder thereof as of the date hereof;

      (s) the Shares have been duly authorized and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim arising through the Company or the Subsidiaries, and the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation or by-laws of the Company, under any agreement to which the Company or any of its Subsidiaries is a party or otherwise;

      (t) the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

      (u) neither the Company nor any of its officers, directors, stockholders or affiliates (i) is required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the rules and regulations thereunder, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")) any member firm of the NASD, except as set forth in the Registration Statement or otherwise disclosed in writing to the Representative;

      (v) the Company has not relied upon the Representative or legal counsel for the Representative for any legal, tax or accounting advice in connection with the offering and sale of the Shares;

      (w) any certificate signed by any officer of the Company or any Subsidiary delivered to the Representative or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby;

      (x) the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and by-laws of the Company and of the Nasdaq National Market; the Company has filed an

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additional listing notification with the Nasdaq National Market with respect to the Shares, and has received notification that the listing has been approved, subject to notice of issuance of the Shares;

      (y) the Company and its Subsidiaries have good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease by the Company or the Subsidiaries are held under valid, existing and enforceable leases, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or the Subsidiaries;

      (z) the Company and the Subsidiaries own or possess adequate and enforceable license or other rights to use all material patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights (including applications for any of the foregoing) and know-how (collectively "Intangibles") necessary to entitle the Company and the Subsidiaries to conduct their business as described in the Prospectus, and neither the Company, nor any of the Subsidiaries, has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles;

      (aa) the books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, in all material respects and in reasonable detail, the transactions in and dispositions of the assets and the results of operations of the Company and the Subsidiaries; the Company and its Subsidiaries maintain a system of internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act;

      (bb) (i) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (x) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (y) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement, and (z) are effective in all material respects to perform the functions for which they were established, and (ii) based on the evaluation of the Company's disclosure controls and procedures described above, the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of its disclosure controls and procedures which is reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. Since the most recent evaluation of the Company's disclosure controls and procedures described above, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting;

      (cc) each of the Company and the Subsidiaries has filed on a timely basis all necessary federal, state, local and foreign tax returns required to be filed through the date hereof, or has properly requested an extension thereof, and has paid all taxes shown as due thereon; no tax deficiency or proposed additional tax assessment has been asserted against any such entity, nor does any such entity know of any tax deficiency or assessment which is likely to be asserted against any such entity which if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect; all tax liabilities are adequately provided for on the respective books of such entities; and there are no tax audits or investigations pending with respect to the Company or any of its Subsidiaries;

      (dd) each of the Company and its Subsidiaries maintains insurance (issued by insurers of nationally recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such insurance policies and instruments in all material respects; neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business; neither the Company nor any of its Subsidiaries has, during the past three fiscal years, been denied any insurance coverage which it has sought or for which it has applied;

      (ee) neither the Company nor any of its Subsidiaries has violated, or received notice of any violation or asserted claim with respect to, any applicable environmental, health, safety or similar law, regulation, decision or order of any governmental agency or body or court, domestic or foreign, applicable to the business of the Company or its Subsidiaries, or any federal or state law relating to discrimination in the hiring, promotion or pay of employees, or any applicable federal or state wages and hours law, or any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, or any state law precluding the denial of credit due to the neighborhood in which a property is situated, where any such violation could have a Material Adverse Effect; to the Company's knowledge, the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective business, and are in compliance with all terms and conditions thereof; to the Company's knowledge, no facts currently exist that will require the Company or the Subsidiaries to make future material capital expenditures to comply with environmental laws;

to the Company's knowledge, no property which is or has been owned, leased or occupied by the Company or any Subsidiary has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended ("CERCLA") or otherwise designated as a contaminated site under applicable state or local law and neither the Company nor any of its Subsidiaries has been named as a "potentially responsible party" under the CERCLA;

      (ff) neither the Company nor any of its Subsidiaries, nor any officer, director, agent or employee purporting to act on behalf of the Company or its Subsidiaries has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended), (iii) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries, (iv) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (v) made any other unlawful payment;

      (gg) except as otherwise disclosed in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of its Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of its Subsidiaries or any of the members of the families of any of them;

      (hh) neither the Company, nor to the Company's knowledge, any employee or agent of the Company, has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including without limitation the "know your customer" and anti-money laundering laws of any jurisdiction;

      (ii) each of the individuals named in the Prospectus who is or is expected to be an independent director of the Company satisfies the requirements for independence under the Sarbanes-Oxley Act of 2002 and the rules of the NASD;

      (jj) in connection with this offering, the Company has not offered and will not offer its Common Stock or any other securities convertible into or exchangeable or exercisable for Common Stock, in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any Prospectus or other offering material in connection with the offer and sale of the Shares, except as specifically contemplated herein;

      (kk) the Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions herein contemplated;

      (ll) no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

      (mm) neither the Company nor any of its Subsidiaries is and, after giving effect to the offering and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

      (nn) there is no existing or, to the knowledge of the Company, threatened labor dispute with the employees of the Company or any of its Subsidiaries, nor is the Company aware of any existing or imminent labor disturbance by the employees of any of the Company's or any of its Subsidiaries' principal suppliers or contractors or any threatened or pending litigation between the Company or any of its Subsidiaries and any of its respective executive officers, in each case which are likely to have, individually or in the aggregate, a Material Adverse Effect; and

      (oo) for purposes of this Agreement, (A) "U.S. Government" includes any agency, department, division, subdivision or office of the federal government of the United States, including the officials, employees and agents thereof, (B) "Contract" includes any agreement, Prime Contract, subcontract, basic ordering agreement, letter contract, purchase order or delivery order of any kind, whether written or oral, including all amendments, modifications and options thereunder or relating thereto, (C) "Government Contract" means any Prime Contract or any subcontract with a prime contractor or higher-tier subcontractor under a Prime Contract, and (D) "Prime Contract" means any Contract entered into directly with the U.S. Government.

            (i) There are no Government Contracts under which the parties thereto are currently experiencing material cost, billing, schedule, technical or quality problems that could result in claims against the Company (or its successors in interest) or its Subsidiaries by the U.S. Government, a prime contractor or a higher-tier subcontractor that would have a Material Adverse Effect.

            (ii) All of the Company's Government Contracts that are material to the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole were, to the knowledge of the Company, legally awarded, are binding on the parties thereto (except as may be limited or affected by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, by federal government contracting laws and regulations and by general principles of equity), and are in full force and effect. To the Company's knowledge, such Government Contracts (or, where applicable, the Prime Contracts under which such Government Contracts were awarded) are not currently the subject of bid or award protest proceedings.

            (iii) Except as could not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have complied in all material respects with all statutory and regulatory requirements applicable to the Government Contracts to which the Company or a Subsidiary is a party, as set forth by such statutes and regulations and as interpreted by courts, Boards of Contract Appeals, and other relevant authorities. In this regard, the Company and its Subsidiaries have complied in all material respects with, but not limited to, the Federal Procurement and Administrative Services Act, the Federal Acquisition Regulation ("FAR") and agency supplements to the FAR, FAR cost principles and Cost Accounting Standards, where and as applicable to each of the Company's and its Subsidiaries' Government Contracts and each of the Company's and its Subsidiaries' quotations, bids and proposals for Government Contracts. Furthermore, the Company represents that there are no actual or alleged violations or breaches of any statute, regulation, representation, certification, disclosure obligation, or contract term with respect to any Government Contract of the Company or any of its Subsidiaries.

            (iv) Except as could not reasonably be expected to have a Material Adverse Effect, all facts set forth in or acknowledged by any representations or certifications made or submitted by or on behalf of the Company in connection with each of the Company's and its Subsidiaries' Government Contracts and each of the Company's and its Subsidiaries' quotations, bids, and proposals for Government Contracts, were current, accurate and complete in all respects as of the date of submission.

            (v) Except as could not reasonably be expected to have a Material Adverse Effect, none of the Company or any of its Subsidiaries have received any materially adverse or negative government past performance evaluations or ratings in connection with the Company's and its Subsidiaries' Government Contracts that could affect the evaluation of the Company's (or its successors') or its Subsidiaries' bids or proposals for future Government Contracts, and no facts currently exist that are reasonably likely to give rise to negative government performance evaluations in the future.

            (vi) Except as could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, no facts exist that could give rise to a claim under the False Claims Act, the Truth in Negotiations Act or any other request for a reduction in the price of any of the Company's Government Contracts.

            (vii) Except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the Company or its Subsidiaries has received a show cause, cure, deficiency, default or similar notices relating to its outstanding Government Contracts, (ii) none of the Company's or its Subsidiaries' Government Contracts has been terminated for default, (iii) no facts exist that are reasonably likely to give rise to a termination for default of any of the Company's or its Subsidiaries' Government Contracts, and (iv) the Company has received no notice, written or otherwise, terminating any of the Company's or its Subsidiaries' Government Contracts for convenience or indicating an intent to terminate any of the Company's Government Contracts for convenience. Except as could not reasonably be expected to have a Material Adverse Effect, there are no material outstanding claims or disputes relating to the Company's or its Subsidiaries' Government Contracts and involving either the U.S. Government, any prime contractor, any higher-tier subcontractor or any third party. To the knowledge of the Company, there exist no facts or allegations, past or present, being put forth by any person that could give rise to such a claim or dispute in the future. No negative determination of responsibility has ever been issued against the Company with respect to any quotation, bid or proposal for a Government Contract. The Company has not been and is not now suspended, debarred, or proposed for suspension or debarment from government contracting. To the knowledge of the Company, no facts exist which could cause or give rise to such suspension or debarment.

            (viii) To the knowledge of the Company, no audit, review, inspection, investigation, survey or examination of records by the U.S. Government has revealed any fact, occurrence or practice which could have a Material Adverse Effect.

            (ix) Except as could not reasonably be expected to have a Material Adverse Effect, neither the U.S. Government nor any prime contractor or higher-tier subcontractor under a Government Contract has questioned or disallowed any costs claimed by the Company or its Subsidiaries under the Company's or its Subsidiaries' outstanding Government Contracts. To the knowledge of the Company, there is no fact or occurrence presently existing that could reasonably be expected to be a basis for disallowing any such costs.

            (x) The Company has complied in all material respects with all applicable requirements under each of the Company's and its Subsidiaries' Government Contracts relating to the safeguarding of and access to classified information, and to the knowledge of the Company, no facts currently exist which are reasonable likely to give rise to the revocation of the Company's or its Subsidiaries' security clearances.

4.    Certain Covenants.

      The Company hereby agrees with each Underwriter:

      (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as the Representative may designate and to maintain such qualifications in effect as long as required for the distribution of the Shares, provided that the Company shall not be required to qualify as a foreign corporation or to execute a general consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Shares);

      (b) to prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission within the time period required by Rule 424(b) under the Securities Act or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act, and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriters as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

      (c) to advise the Representative promptly and (if requested by the Representative) to confirm such advice in writing, when the Registration Statement has become effective under the Securities Act Regulations;

      (d) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing, when such post-effective amendment has become effective;

      (e) to advise the Representative immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Representative promptly, and to furnish the Representative with a copy for its review prior to filing, of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Representative shall reasonably object in writing;

      (f) to furnish to the Representative for a period of five years from the date of this Agreement such other information as the Representative may reasonably request;

      (g) to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Shares is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriters a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission and not to file any such amendment or supplement to which the Representative shall reasonably object in writing;

      (h) to furnish promptly to the Representative and counsel for the Underwriters, without charge, a copy of the signed Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representative may reasonably request, and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Securities Act Regulations, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof or supplements thereto as the Representative reasonably requests;

      (i) to furnish to the Representative, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (g) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act; notwithstanding the foregoing, during such period Current Reports on Form 8-K of the Company shall be furnished to the Representative not less than 24 hours before filing with the Commission;

      (j) to apply the net proceeds of the sale of the Shares by the Company in accordance with its statements under the caption "Use of Proceeds" in the Prospectus;

      (k) to make generally available to its security holders and to deliver to the Representative as soon as practicable, but in any event not later than the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (including the provisions of Rule 158 of the Securities Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement;

      (l) to use commercially reasonable efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and to file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded and quotations for which are reported by the Nasdaq National Market;

      (m) to engage and maintain, at its expense, a registrar and transfer agent for the Shares;

      (n) to refrain during a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative, from (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, directly or indirectly, any equity security of the Company or any securities convertible into or exercisable or exchangeable for equity securities of the Company, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of equity securities of the Company, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and generally referred to in the Prospectus, or (C) any shares of Common Stock issued by the Company pursuant to the Company's existing stock purchase plans;

      (o) to not itself, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company;

      (p) to use its best efforts to cause John F. Short, Frank J. Quirk and Douglas L. Cox and each of the Company's directors to furnish to the Representative, prior to the first Date of Delivery, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 90 days from the date of the Prospectus, without the prior written consent of the Representative on behalf of the Underwriters;

      (q) upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, OPINION RESEARCH CORPORATION service mark and corporate logo (collectively, the "Marks") for use on the website, if any, operated by such Underwriter; the Company hereby grants to each such Underwriter a nontransferable, non-assignable, non-exclusive, royalty free license to use the Marks solely for the purpose of facilitating the on-line offering of the Shares (the "License"); all use of the Marks shall inure to the benefit of the Company, and such Underwriter shall acquire no interests or rights of any kind in or to the Marks (except as explicitly stated in the License) or the goodwill associated therewith;

      (r) that the provisions of the letter agreement dated September 16, 2004 between the Company and Friedman, Billings, Ramsey & Co., Inc. (the "Engagement Letter") shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

      (s) if at any time during the 30-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representative, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representative advising the Company to the effect set forth above, to forthwith prepare, consult with the Representative concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representative, responding to or commenting on such rumor, publication or event;

      (t) that the Company will comply with all of the provisions of any undertakings in the Registration Statement; and

      (u) that, from and after the Closing Time, the Company shall have in place and maintain a system of internal control over financial reporting, as such term is defined in Rule 13a-15(f) under the Exchange Act.

5.    Payment of Expenses.

      (a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, all exhibits thereto, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment) as may be reasonably requested, (ii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes or duties payable upon the sale and delivery of the Shares to the Underwriters, (iii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the registration or qualification of the Shares for offering and sale under state laws that the Company and the Representative have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the preparation, printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) filing for review of the public offering of the Shares by the NASD (including the legal fees and filing fees and other disbursements of counsel for the Underwriters relating thereto), (vi) the fees and expenses of any transfer agent or registrar for the Shares and miscellaneous expenses referred to in the

Registration Statement, (vii) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq National Market, (viii) making road show presentations with respect to the offering of the Shares, (ix) preparing and distributing bound volumes of transaction documents for the Representative and its legal counsel and (x) the performance of the Company's other obligations hereunder. Upon the request of the Representative, the Company will provide funds in advance for filing fees.

      (b) The Company agrees to reimburse the Representative for their reasonable out-of-pocket expenses in connection with the performance of their activities under this Agreement, including, but not limited to, costs such as printing, facsimile, courier service, direct computer expenses, accommodations and travel, and fees and expenses of the Underwriters' outside legal counsel and any other advisors, accountants, appraisers, etc. (other than the fees and expenses of counsel with respect to state securities or blue sky laws and obtaining the filing for review of the public offering of the Shares by the NASD, all of which shall be reimbursed by the Company pursuant to the provisions of subsection (a) above). Notwithstanding any provision herein to the contrary, the Company's liability for all fees of counsel to the Underwriters under this Agreement shall be limited to (i) $100,000, if the offering of the Shares contemplated by this Agreement is consummated, or (ii) $200,000, if the offering of the Shares contemplated by this Agreement is not consummated.

      (c) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (such as printing, facsimile, courier service, direct computer expenses, accommodations, travel and the fees and disbursements of Underwriters' counsel) and any other advisors, accountants, appraisers, etc. reasonably incurred by such Underwriters in connection with this Agreement or the transactions contemplated herein. If this Agreement shall be terminated by the Underwriters, or any of them, other than pursuant to Section 7 or because of any reason other than failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company shall not be liable for payment of any of the fees or expenses of counsel to the Underwriters.

6.    Conditions of the Underwriters' Obligations.

      The obligations of the Underwriters hereunder to purchase Shares at the Closing Time or on the Date of Delivery, as applicable, are several and not joint, and are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time and on each Date of Delivery, as applicable, the performance by the Company of its respective obligations hereunder in all material respects and to the satisfaction of the following further conditions at the Closing Time or on the Date of Delivery, as applicable:

      (a) The Company shall furnish to the Underwriters at the Closing Time and on each Date of Delivery an opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for the Company and its Subsidiaries, or, with respect to those portions of the opinions based upon the laws of any jurisdiction other than the United States, Pennsylvania or Delaware, counsel licensed in such jurisdiction, addressed to the Underwriters and dated the Closing Time and each Date of Delivery and in form and substance reasonably satisfactory to the Representative and Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, stating that:

            (i) the Company and the Subsidiaries listed on Schedule III ("Material Subsidiaries") each have been duly incorporated or organized and are validly existing as corporations or limited liability companies in good standing under the laws of their respective jurisdictions of incorporation or organization with full corporate or limited liability company power and authority to own, lease, license and operate their respective assets and properties and to conduct their respective business as described in the Registration Statement and Prospectus and, in the case of the Company, to execute and deliver this Agreement and to consummate the transactions described in this Agreement;

            (ii) the Company and all of its Material Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses, and the Company and its Material Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified or licensed and in good standing, individually and in the aggregate, would not have a Material Adverse Effect; except as provided in the law of the jurisdiction of incorporation or formation of such entity or pursuant to agreements of which such counsel has no knowledge or as disclosed in the Prospectus, the Material Subsidiaries are not prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Material Subsidiaries' capital stock or from repaying to the Company any amounts which may from time to time become due under any loans or advances to such Material Subsidiaries from the Company, or from transferring such Material Subsidiaries' property or assets to the Company, except, in each case, as may be affected or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

            (iii) to the best of such counsel's knowledge, neither the Company nor any of its Material Subsidiaries is in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective certificates of incorporation or charter or by-laws, any indenture, mortgage, deed of trust, loan or credit agreement or any other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or its Material Subsidiaries, except such breaches or defaults which would not be reasonably likely to have a Material Adverse Effect;

            (iv) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (A) give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with, or result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), or require any consent or waiver, except for such consents or waivers which have been obtained and are in full force and effect, under, (i) any provisions of the certificate of incorporation, charter or by-laws of the Company or the Material Subsidiaries, (ii) to such counsel's knowledge, any provision of any material contract, franchise, permit, license, indenture, mortgage, deed of trust, loan, credit or other agreement or instrument to which the Company or the Material Subsidiaries is a party or by which any of them or their respective properties or assets may be bound or affected, (iii) any law or regulation binding upon or applicable to the Company or the Material Subsidiaries or any of their respective properties or assets normally applicable to transactions of the type contemplated by this Agreement, or (iv) to such counsel's knowledge, any decree, judgment or order known to such counsel to be applicable to the Company or the Material Subsidiaries; or (B) to the best of such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of the Company or its Material Subsidiaries, except in the case of clauses (ii), (iii) and (iv) for such conflicts, breaches or defaults which have been validly waived or would not reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any material lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Material Subsidiaries;

            (v) all necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company; this Agreement has been duly and validly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as may be affected or limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except that enforceability of the indemnification and contribution provisions set forth in Section 9 of this Agreement may be limited by the federal or state securities laws of the United States or public policy underlying such laws;

            (vi) to such counsel's knowledge, no approval, authorization, consent, license, permit, certificate or order of or filing by or with any federal or state governmental or regulatory commission, board, body, authority or agency is required to be obtained or made by the Company in connection with the execution, delivery and performance of this Agreement, the consummation by the Company of the transaction contemplated hereby, and the sale and delivery of the Shares by the Company as contemplated hereby, other than such as have been obtained or made and are in full force and effect under the Securities Act and the Securities Act Regulations and such approvals as have been obtained and are in full force and effect in connection with the approval of the quotation of the Shares on the Nasdaq

National Market, and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or any approval of the underwriting terms and arrangements by the National Association of Securities Dealers, Inc.;

            (vii) [intentionally omitted]

            (viii) the Company has authorized preferred stock and common stock as set forth in the Prospectus under the caption "Capitalization"; to such counsel's knowledge, all of the issued and outstanding shares of capital stock of the Company and its Material Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and none of them was issued in violation of any preemptive or other similar right, and all of the issued and outstanding shares of capital stock of the Material Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the Prospectus, to such counsel's knowledge, there are no outstanding (i) securities or obligations of the Company or its Material Subsidiaries convertible into or exchangeable for any capital stock of the Company or any of its Material Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or any of its Material Subsidiaries any such capital stock or any securities or obligations convertible into or exchangeable for such capital stock, or (iii) obligations, commitments, plans or arrangements of the Company or any of its Material Subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; there are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of capital stock of the Company or any such rights pursuant to the Company's certificate of incorporation or by-laws or any agreement or instrument known to such counsel to or by which the Company or any of its Material Subsidiaries is a party or bound or, to such counsel's knowledge, otherwise;

            (ix) the Shares have been duly authorized, and when the Shares have been issued and duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the Underwriters will acquire good and marketable title to the Shares, free and clear of any pledge, lien, encumbrance, security interest, or other claim arising through the Company or otherwise;

            (x) the issuance and sale of the Shares by the Company is not subject to preemptive or other similar rights arising by operation of law, under the certificate of incorporation, charter or bylaws of the Company, or, to such counsel's knowledge, under any agreement to which the Company or any of its Material Subsidiaries is a party;

            (xi) to the best of such counsel's knowledge and except for Allied Capital Corporation and Allied Investment Corporation, there are no persons with registration or other similar rights to have any equity securities, including securities which are convertible into or exchangeable for equity securities, registered by the Company pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;

         (xii) the Shares conform in all material respects to the description thereof contained in the Registration Statement and Prospectus; the form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and by-laws of the Company and of the Nasdaq National Market;

         (xiii) the capital stock of the Company conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock;"

         (xiv) the Registration Statement, including the Prospectus and such amendments to such Registration Statement as may be required prior to the date of this Agreement, has become effective under the Securities Act, and no stop order preventing or suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued and, to the best of such counsel's knowledge, no proceedings with respect thereto have been commenced or threatened; any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);

         (xv) the Registration Statement, all Preliminary Prospectuses and the Prospectus and each amendment or supplement thereto (except as to the financial statements and other financial data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations;

         (xvi) the statements under the captions "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," "Our Business - Government Contracts," "Management - Management Compensation," "Description of Capital Stock," and "Material United States Income and Estate Tax Considerations to Non-United States Holders," in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the documents or legal matters referred to therein, constitute fair summaries thereof in all material respects and accurately present the information called for with respect to such documents or matters;

         (xvii) to the best of such counsel's knowledge, there are no actions, suits or proceedings, inquiries, or investigations pending or threatened against the Company or any of its Material Subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which are required to be described in the Prospectus but are not so described;

         (xviii) to the best of such counsel's knowledge, there are no contracts, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or required to be described or summarized in the Prospectus which have not been so filed, summarized or described, and all such summaries and descriptions fairly and accurately set forth the material provisions of such contracts and documents required to be shown;

         (xix) none of the Company or any of its Material Subsidiaries is, or, if operated solely in the manner described in the Prospectus, will be, (i) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act, or (ii) a "broker" within the meaning of Section 3(a)(4) of the Exchange Act or a "dealer" within the meaning of Section 3(a)(5) of the Exchange Act or required to be registered pursuant to Section 15(a) of the Exchange Act; and

         (xx) the Shares have been duly authorized for listing on the Nasdaq National Market, subject to notice of issuance.

      In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, independent public accountants of the Company and representatives of the Representative, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (viii), (xii), (xiii), (xvi) and (xvii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that the Registration Statement at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that any Preliminary Prospectus or the Prospectus, as amended or supplemented, as of their respective effective or issue date, and as of the date of such counsel's opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial data included in the Registration Statement, Preliminary Prospectus or Prospectus).

      (b) The Representative shall have received from Ernst & Young LLP and Grant Thornton LLP letters dated, respectively, as of the date of this Agreement, the Closing Time and each Date of Delivery, as the case may be, addressed to the Representative, in form and substance satisfactory to the Representative, relating to the financial statements, including any pro forma financial statements, of the Company and its Subsidiaries, and such other matters customarily covered by comfort letters issued in connection with registered public offerings.

      In the event that the letters referred to above set forth any changes in indebtedness, decreases in total assets or retained earnings or increases in borrowings, it shall be a further condition to the obligations of the Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representative deems such explanation unnecessary, and (B) such changes, decreases or increases do not, in the reasonable judgment of the Representative, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the Registration Statement.

      (c) The Representative shall have received at the Closing Time and on each Date of Delivery the favorable opinion of Gibson, Dunn & Crutcher LLP, dated the Closing Time or such Date of Delivery, addressed to the Representative and in form and substance satisfactory to the Representative.

      (d) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriters shall have reasonably objected in writing.

      (e) Notification that the Registration Statement has become effective shall have been received by the Representative and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(b) of this Agreement.

      (f) Prior to the Closing Time and each Date of Delivery (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and the Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Representative.

      (g) Between the time of execution of this Agreement and the Closing Time or the relevant Date of Delivery (i) no material and unfavorable change in the assets, business, operations, earnings, prospects, properties or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole shall occur or become known (whether or not arising in the ordinary course of business), and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

      (h) The Shares shall have been duly authorized for listing on the Nasdaq National Market upon official notice of issuance.

      (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

      (j) The Representative shall have received lock-up agreements from each director and executive officer of the Company listed on Schedule IV attached hereto, in the form of Exhibit A attached hereto, and such letter agreements shall be in full force and effect.

      (k) The Company will, at the Closing Time and on each Date of Delivery, deliver to the Underwriters a certificate of its Chairman of the Board and Chief Executive Officer, its President and Chief Operating Officer, and its Vice President and Chief Financial Officer, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and (i) the representations and warranties of the Company set forth in this Agreement are true and correct on and as of such date with the same effect as if made on such date, (ii) the Company has performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such date and (iii) the conditions set forth in paragraphs (f), (g) and (h) have been satisfied, in each case as of such date.

      (l) The Company shall have furnished to the Underwriters such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus, the representations, warranties and statement of the Company contained herein, and the performance by the Company of its covenants contained herein, and the fulfillment of any conditions contained herein, as of the Closing Time or any Date of Delivery as the Underwriters may reasonably request.

      (m) The Company shall have performed such of its respective obligations under this Agreement as are to be performed by the terms hereof and thereof at or before the Closing Time or the relevant Date of Delivery.


7. Termination. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representative, at any time prior to the Closing Time or any Date of Delivery, (i) if any of the conditions specified in Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, or (ii) if there has been since the respective dates as of which information is given in the Registration Statement, in the judgment of the Representative, any material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, business, operations, earnings, prospects, properties, condition (financial or otherwise) or management of the Company or any Subsidiary, whether or not arising in the ordinary course of business, or (iii) if there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions the effect of which is material and adverse to the financial markets of the United States so as to make it, in the judgment of the Representative, impracticable to market the Shares or enforce contracts for the sale of the Shares, or (iv) if trading in any securities of the Company has been suspended by the Commission or by Nasdaq, or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited (including an automatic halt in trading pursuant to market-decline triggers other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or the NASD or Nasdaq or by order of the Commission or any other governmental authority, or (v) if there has been any downgrade in the rating of any of the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act); or (vi) if any federal or state statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which in the reasonable opinion of the Representative materially adversely affects or will materially adversely affect the business or operations of the Company, or
(vii) if any action has been taken by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the reasonable opinion of the Representative has a Material Adverse Effect on the securities markets in the United States, or (viii) if any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Representative will in the future materially disrupt, the securities markets, or (ix) if a banking moratorium has been declared by any state or federal authority.


      If the Representative elects to terminate this Agreement as provided in this Section 7, the Company and the Underwriters shall be notified promptly by telephone, promptly confirmed by facsimile.

      If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5 and 9 hereof) and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters' Commitments. If any Underwriter shall default at the Closing Time or on a Date of Delivery in its obligation to take up and pay for the Shares to be purchased by it under this Agreement on such date the Representative shall have the right, within 48 hours after such default, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Shares which such Underwriter shall have agreed but failed to take up and pay for (the "Defaulted Shares"). Absent the completion of such arrangements within such 48 hour period,
(i) if the total number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased on such date, each non-defaulting Underwriter shall take up and pay for (in addition to the number of Shares which it is otherwise obligated to purchase on such date pursuant to this Agreement) the portion of the total number of Shares agreed to be purchased by the defaulting Underwriter on such date in the proportion that its underwriting obligations hereunder bears to the underwriting obligations of all non-defaulting Underwriters; and (ii) if the total number of Defaulted Shares exceeds 10% of such total, the Representative may terminate this Agreement by notice to the Company, without liability to any non-defaulting Underwriter.

      Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that the Company will not sell any Shares hereunder on such date unless all of the Shares to be purchased on such date are purchased on such date by the Underwriters (or by substituted Underwriters selected by the Representative with the approval of the Company or selected by the Company with the approval of the Representative).

      If a new Underwriter or Underwriters are substituted for a defaulting Underwriter in accordance with the foregoing provision, the Company or the non-defaulting Underwriters shall have the right to postpone the Closing Time or the relevant Date of Delivery for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

      The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with the like effect as if such substituted Underwriter had originally been named in this Agreement.

9.    Indemnity and Contribution by the Company and the Underwriters.

      (a) The Company agrees to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (or action in respect thereof) (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim (or action in respect thereof) arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application") or (iv) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), any Application or any audio or visual materials prepared, approved or used by the Company in connection with the marketing of the Shares, including without limitation, slides, videos, films and tape recordings, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or such other materials or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, and will promptly reimburse any Underwriter for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim, except insofar as any such loss, expense, liability, damage or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representative to the Company expressly for use in such Registration Statement or such Prospectus.

      (b) If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to subsection (a) above, such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses, provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company's directors, the Company's officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (or action in respect thereof) (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, but only insofar as such loss, expense, liability, damage or claim (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and made in reliance upon and in conformity with information furnished in writing by such Underwriter through the Representative to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), a Prospectus or any Application, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement, Prospectus or Application or necessary to make such information, in the light of the circumstances under which made, not misleading, and will promptly reimburse the Company for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense arising from any threatened or pending claim. The statements set forth in the table under paragraph one, and in paragraphs three, eight, nine, ten, eleven, twelve, thirteen, fourteen and fifteen under the caption "Underwriting" in the Preliminary Prospectus and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representative to the Company for purposes of Section 3(j) and this Section 9.

      If any action is brought against the Company, or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Representative in writing of the institution of such action and the Representative, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Representative in connection with the defense of such action or the Representative shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representative shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representative.

      (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsections (a),
(b) or (c) of this Section 9 in respect of any losses, expenses, liabilities, damages or claims (or actions in respect thereof) referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

      (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (d)(i) and, if applicable
(ii), above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

10. Survival. The indemnity and contribution agreements contained in Section 9 and the covenants, warranties and representations of the Company contained in this Agreement, including the covenants, warranties and representations of the Company in Sections 3, 4 and 5, and the provisions of Section 7 of this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination or cancellation of this Agreement or the sale and delivery of the Shares. The Company and each Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Shares, or in connection with the Registration Statement or Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209,
Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 600 College Road East, Suite 4100, Princeton, New Jersey 08540 with a copy to David Gitlin, Esq., Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, 22nd Floor, Philadelphia, PA 19103.

12. Governing Law; Headings. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the controlling persons, directors and officers referred to in Sections 9 and 10 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14. Counterparts and Facsimile Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.


            [The remainder of this page is intentionally left blank.]

         If the foregoing correctly sets forth the understanding among the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Underwriters.

                                            Very truly yours,

                                            Opinion Research Corporation

                                            By:
                                               -----------------------------
                                               By:
                                               Title:



Accepted and agreed to as
of the date first above written:

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:
   -------------------------------
Title:

For itself and as Representative of the other
Underwriters named on Schedule I hereto.

                                   Schedule I

Name of Underwriter                                  Number of Shares
---------------------------------------------------------------------
Friedman, Billings, Ramsey & Co., Inc.
Oppenheimer & Co. Inc.




                          Total
                                                          ==========

                                   Schedule II

                       Active Subsidiaries of the Company



Macro International Inc.

ORC Holdings, Ltd.

ORC International Holdings, Ltd.

O.R.C. International, Ltd.

ORC Korea, Ltd.

ORC ProTel, LLC

Opinion Research Corporation, S.A. de C.V.

ORC Telecommunications Ltd.

ORC TeleService Corporation

Social & Health Services, Ltd.

                                  Schedule III

                              Material Subsidiaries


Macro International Inc.

O.R.C. International, Ltd.

ORC ProTel, LLC

ORC TeleService Corporation

Social & Health Services, Ltd.

                                   Schedule IV

                      Persons/Entities Delivering Lock-Ups


John F. Short

Frank J. Quirk

Douglas L. Cox

Dale J. Florio

John J. Gavin

Brian J. Geiger

Stephen A. Greyser, D.B.A.

Steven F. Ladin

Robert D. LeBlanc

Seth J. Lehr

                                    Exhibit A

                            Form of Lock-up Agreement

                                                             [___________], 2005

Friedman, Billings, Ramsey & Co., Inc.
   as Representative of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North

Arlington, Virginia  22209


Ladies and Gentlemen:

         The undersigned understands and agrees as follows:

                  1. Friedman, Billings, Ramsey & Co., Inc. ("FBR") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Opinion Research Corporation, a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including FBR (the "Underwriters"), of [_______] shares of the Common Stock, $0.01 par value, of the Company (the "Common Stock") to be issued by the Company, and in connection therewith, the Company has filed a registration statement, File No. [333-________] (as amended, the "Registration Statement") with the Securities and Exchange Commission.

                  2. After consultation, the Company and FBR, acting as representative of the Underwriters for the Public Offering, have agreed that sales by certain officers and the directors of the Company within the 90-day period after the date of effectiveness of the Registration Statement could have an adverse effect on the market price for the Common Stock and that the public to whom the Common Stock is being offered should be protected for a reasonable time from the impact of such sales.

                  3. It is in the best interest of the Company and its officers, directors and stockholders to have a successful public offering and stable and orderly public market thereafter.

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of FBR on behalf of the Underwriters, he or she will not, during the period commencing on the effective date of the Registration Statement and ending 90 days after the date of the final prospectus relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company that he, she or it may own or acquire or any securities convertible into or exercisable or exchangeable for equity securities of the Company or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of equity securities of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         The undersigned acknowledges that FBR is relying on the agreements of the undersigned set forth herein in making its decision to enter into the Underwriting Agreement and to continue its efforts in connection with the Public Offering.

         This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the Company and the Underwriters.

                                       Very truly yours,


                                       -------------------------
                                       (Name)


                                       -------------------------

                                       -------------------------
                                       (Address)